UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023 (August 30, 2023)

First Light Acquisition Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11110 Sunset Hills Road #2278 Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 503-9255

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	FLAGU	NYSE American LLC
Class A common stock, par value $0.0001 per share	FLAG	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FLAGW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

As previously announced on January 9, 2023, First Light Acquisition Group, Inc. (“FLAG”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Calidi Biotherapeutics, Inc., a Nevada Corporation (“Calidi”), FLAG Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of FLAG (“Merger Sub”), First Light Acquisition Group, LLC, in the capacity as representative for the stockholders of FLAG (the “Sponsor” or the “Purchaser Representative”) and Allan Camaisa, in the capacity as representative of the stockholders of Calidi (“Seller Representative”). Among other things, the Merger Agreement provides for the merger of Merger Sub with and into Calidi, with Calidi surviving such merger as a wholly-owned subsidiary of FLAG (the “Merger,” and the transactions contemplated by the Merger Agreement, the “Business Combination”). Following the consummation of the Business Combination, FLAG will change its name to Calidi Biotherapeutics, Inc. We refer to the new public entity following the consummation of the Business Combination as “New Calidi.”

As previously disclosed, on August 28, 2023, FLAG and Calidi entered into a forward purchase agreement (the “Meteora FPA”) with each of (i) Meteora Strategic Capital, LLC (“MSC”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSC, MCP, and MSTO collectively as “Seller”) for an OTC Equity Prepaid Forward Transaction, which was filed as Exhibit 10.1 to a Current Report on Form 8-K on August 29, 2023.

On August 30, 2023, FLAG and Calidi entered into the following agreements with investors generating committed capital to New Calidi via investments in Calidi’s Series B Financing, non-redemption agreements, new money PIPE investors and investors pursuant to forward purchase agreements, in each case as further described below.

Series B Financing

As previously disclosed, on June 16, 2023, Calidi entered into a Securities Purchase Agreement with Jackson Investment Group LLC, an investor in FLAG, and Calidi Cure LLC (“Calidi Cure”) an entity that is solely managed and operated by Allan J. Camaisa, Calidi’s Chief Executive Officer and Chairman of the Board, for an aggregate purchase of 1,000,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a stated price of $25.00 per share, for a total commitment of $25.0 million.

In addition to the agreements further described below, Sellers (as defined below) committed to invest an aggregate amount of approximately $1.98 million of Series B Preferred Stock through an investment in Calidi Cure.

Non-Redemption Agreements

On August 30, 2023, FLAG entered into separate non-redemption agreements (the “Non-Redemption Agreements”) with each of Great Point and Funicular Funds (collectively the “Non-Redeemers”), pursuant to which the Non-Redeemers agreed to reverse the redemption of 205,714 shares of FLAG Class A Common Stock.

Immediately upon consummation of the Business Combination, New Calidi will pay the Non-Redeemers, in respect of their non-redeemed shares, an amount in cash equal to approximately $1.08 million, representing the 205,714 shares for which redemptions are reversed minus 102,857 committed shares, multiplied by the redemption price.

The foregoing summary of the Non-Redemption Agreements is qualified in its entirety by reference to the text of the Non-Redemption Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

New Money PIPE Subscription Agreement

On August 30, 2023, FLAG entered into a subscription agreement (the “New Money PIPE Subscription Agreement” and together with the FPA Funding Amount PIPE Subscription Agreements, the “PIPE Subscription Agreements”) with Wootton (the “New Money PIPE Investor”).

Pursuant to the New Money PIPE Subscription Agreement, the New Money PIPE Subscriber agreed to subscribe for and purchase, and FLAG agreed to issue and sell to the New Money PIPE Subscriber, on the Closing Date, an aggregate of 45,714 shares of FLAG Class A Common Stock for a purchase price of $5.25 per share, for aggregate gross proceeds of $239,998.50.

The foregoing summary of the New Money PIPE Subscription Agreement is qualified in its entirety by reference to the text of the New Money PIPE Subscription Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Forward Purchase Agreements

On August 30, 2023, FLAG and Calidi entered into separate forward purchase agreements (each a “Forward Purchase Agreement”, and together, the “Forward Purchase Agreement”) with each of (i) Great Point Capital LLC (“Great Point”), (ii) Funicular Funds, LP (“Funicular Funds”) and (iii) Marybeth Wootton (“Wootton”) (with each of Great Point, Funicular, and Wootton, individually a “Seller”, and together, the “Sellers”) for OTC Equity Prepaid Forward Transactions. For purposes of the Forward Purchase Agreements, FLAG is referred to as the “Counterparty” prior to the consummation of the Business Combination), while Calidi is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreements. Any reference herein to the “Forward Purchase Agreement” are to be treated as a reference to each Seller’s separate agreement and should be construed accordingly and any action taken by a Seller should be construed as an action under its own respective agreement.

Pursuant to the terms of the Forward Purchase Agreements, each Sellers intends, but is not obligated, to purchase up to a number of shares of Class A Common Stock, par value $0.0001 per share, of FLAG (“FLAG Class A Common Stock”) in the aggregate amount equal to up to 660,000, concurrently with the Closing pursuant to each Seller’s respective FPA Funding Amount PIPE Subscription Agreement (as defined below), less, the number of FLAG Class A Common Stock purchased by each Seller separately from third parties through a broker in the open market (“Recycled Shares”). No Seller shall be required to purchase an amount of FLAG Class A Common Stock such that following such purchase, that Seller’s ownership would exceed 9.9% of the total FLAG Class A Common Stock outstanding immediately after giving effect to such purchase, unless such Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to a Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreements with respect to such shares as described under “Optional Early Termination” in the respective Forward Purchase Agreements. Sellers intend to purchase FLAG Class A Common Stock pursuant to their respective FPA Funding Amount PIPE Subscription Agreement and from third parties (other than Counterparty) through a broker in the open market (other than through Counterparty). The other terms and conditions of the Forward Purchase Agreements are generally consistent with the terms and conditions of the Meteora FPA which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by FLAG on August 29, 2023, and incorporated herein by reference.

The foregoing summary of the Forward Purchase Agreements is qualified in its entirety by reference to the text of each Forward Purchase Agreements, which are filed as Exhibits 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

FPA Funding Amount PIPE Subscription Agreements

On August 30, 2023, FLAG entered into separate subscription agreements (the “FPA Funding Amount PIPE Subscription Agreements”) with each of Great Point, Funicular Funds and Wootton (collectively, the “FPA Funding PIPE Investors”). Any reference herein to the “FPA Funding Amount PIPE Subscription Agreements” are to be treated as a reference to each FPA Funding PIPE Subscriber’s separate agreement and should be construed accordingly and any action taken by a FPA Funding PIPE Investor should be construed as an action under its own respective agreement.

Pursuant to the FPA Funding PIPE Subscription Agreements, the FPA Funding PIPE Subscribers agreed to subscribe for and purchase, and FLAG agreed to issue and sell to the FPA Funding PIPE Subscribers, on the Closing Date, an aggregate number of shares of FLAG Class A Common Stock equal to the Maximum Number of Shares, less the Recycled Shares in connection with the Forward Purchase Agreements.

The foregoing summary of the FPA Funding Amount PIPE Subscription Agreements is qualified in its entirety by reference to the text of the FPA Funding Amount PIPE Subscription Agreements, which are filed as Exhibits 10.7, 10.8 and 10.9 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” as well as similar terms, are forward-looking in nature. The forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Calidi will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Calidi’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; the outcome of any legal proceedings that may be instituted against FLAG, Calidi, the combined company or others following the announcement of the Business Combination, the inability to complete any PIPE Investment or other financing needed to complete the Business Combination, or to satisfy other conditions to closing; changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; the ability to meet stock exchange listing standards following the consummation of the Business Combination; the risk that the Business Combination disrupts current plans and operations of Calidi as a result of the announcement and consummation of the Business Combination; the ability to recognize the anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; costs related to the Business Combination; changes in applicable laws or regulations; the evolution of the markets in which Calidi competes; the inability of Calidi to defend its intellectual property and satisfy regulatory requirements; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; the risk of downturns and a changing regulatory landscape in the highly competitive pharmaceutical industry; the impact of potential global conflicts (including the current conflict in Ukraine) may have on capital markets or on Calidi’s or FLAG’s business; the impact of the COVID-19 pandemic on Calidi’s business; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in FLAG’s final prospectus dated September 9, 2021 and Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 31, 2023, and the risks and uncertainties indicated in the Registration Statement and the definitive proxy statement to be delivered to FLAG’s shareholders, including those set forth under “Risk Factors” therein, and other documents filed or to be filed with the SEC by FLAG.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Redemption Agreement.

10.2	Non-Redemption Agreement.

10.3	New Money PIPE Subscription Agreement.

10.4	Forward Purchase Agreement.

10.5	Forward Purchase Agreement.

10.6	Forward Purchase Agreement.

10.7	FPA Funding Amount PIPE Subscription Agreement.

10.8	FPA Funding Amount PIPE Subscription Agreement.

10.9	FPA Funding Amount PIPE Subscription Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Light Acquisition Group, Inc.

Dated: August 31, 2023

	By:	/s/ Michael J. Alber
Name: Michael J. Alber
Title: Chief Financial Officer